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                                EXHIBIT 2(B)(1)

              TOMOKA BANCORP, INC. KEY EMPLOYEE STOCK OPTION PLAN



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                              TOMOKA BANCORP, INC.

                         KEY EMPLOYEE STOCK OPTION PLAN

SECTION 1. PURPOSE. The purpose of Tomoka Bancorp. Inc's Key Employee Stock Option Plan ("Employee Plan") is to promote the growth and general prosperity of Tomoka Bancorp. Inc. and its wholly owned subsidiary, Tomoka State Bank, (collectively the "Company" ) by permitting the Company to grant options to purchase shares of its common stock to certain key officers and employees. The Employee Plan is designed to help attract and retain superior personnel for positions of responsibility with the Company, and to provide key employees with an additional incentive to contribute to the success of the Company. The Company intends that options granted pursuant to the provisions of the Employee Plan will qualify and will be identified as "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended ("Code").

SECTION 2. ADMINISTRATION. The Employee Plan shall be administered by a committee which shall consist of three or more members of the Board of Directors, none of whom is an officer or employee of the Company, and each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. The Committee, when acting to administer the Employee Plan, is referred to as the "Plan Administrators." Any action of the Plan Administrators shall be taken by majority vote or the unanimous written consent of the Plan Administrators. No Plan Administrator shall be liable for any action or determination made in good faith with respect to the Employee Plan or to any option granted thereunder.

SECTION 3. AUTHORITY OF PLAN ADMINISTRATORS. Subject to the other provisions of this Employee Plan, and with a view to effecting its purpose, the Plan Administrators shall have sole authority in their absolute discretion: (i) to construe and interpret the Employee Plan; (ii) to define the terms used herein;
(iii) to prescribe, amend and rescind rules and regulations relating to the Employee Plan; (iv) to determine the employees to whom options shall be granted under the Employee Plan; (v) to determine the time or times at which options shall be granted under the Employee Plan; (vi) to determine the number of shares subject to any option under the Employee Plan, the option price, the duration of each option, and any other terms and conditions of options; (vii) to terminate the Employee Plan; and (viii) to make any other determinations necessary or advisable for the administration of the Employee Plan. All decisions, determinations and interpretations made by the Plan Administrators shall be binding and conclusive on all participants in the Employee Plan and on their legal representatives, heirs and beneficiaries.

SECTION 4. MAXIMUM NUMBER OF SHARES SUBJECT TO THE EMPLOYEE PLAN. The maximum aggregate number of shares of common stock available pursuant to the Employee Plan, subject to adjustment as provided in Section 7 hereof, shall be 21,000 of the shares of common stock of the Company, par value $5.00 per share. If any of the options granted under this Employee Plan expire or terminate for any reason before they have been exercised in full, the unpurchased shares subject to those expired or terminated options shall

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again be available for the purposes of the Employee Plan.

SECTION 5. ELIGIBILITY AND PARTICIPATION. Only regular full time employees of the Company, including officers whether or not directors of the Company or any subsidiary, shall be eligible for selection by the Plan Administrators to participate in the Employee Plan. Directors who are not full time, salaried employees of the Company shall not be eligible to participate in the Employee Plan. Full time employees are those employees who work more then 20 hours per week.

SECTION 6. EFFECTIVE DATE AND TERM OF EMPLOYEE PLAN. The Employee Plan shall become effective upon its adoption by the Board of Directors of the Company and the approval by a majority of the total votes eligible to be cast at a meeting of stockholders, which vote shall be taken within 12 months of adoption of the Employee Plan by the Company's Board of Directors; provided, however, that options may be granted under this Employee Plan prior to obtaining stockholder approval of the Employee Plan and, further provided, that any such options shall be contingent upon such stockholder approval being obtained and may not be exercised prior to such approval. The Employee Plan shall continue in effect for a term of ten years, unless sooner terminated under Section 3 herein.

SECTION 7. ADJUSTMENTS. If the shares of common stock of the Company as a whole are increased, decreased, changed into or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which options may be granted under this Employee Plan. A corresponding judgment changing the number or kind of shares allocated to unexercised options or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in outstanding options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the option but with a corresponding adjustment in the price for each share or other unit of any security covered by the option. In making any adjustment pursuant to this Section 7, any fractional shares shall be disregarded.

SECTION 8. TERMINATION AND AMENDMENT OF EMPLOYEE PLAN. The Employee Plan shall terminate no later than ten years from the date such Employee Plan is adopted by the Board of Directors or the date such Employee Plan is approved by the stockholders, whichever is earlier. No options shall be granted under the Employee Plan after that date. Subject to the limitation contained in Section 9, the Plan Administrators may at any time amend or revise the terms of the Employee Plan; including the form and substance of the option, agreements to be used hereunder; provided that no amendment or revision shall: (i) increase the maximum aggregate number of shares that may be sold, appreciated or distributed pursuant to options granted under this Employee Plan, except as permitted under
Section 7; (ii) change the minimum purchase price for shares under Section 16 herein; (iii) increase the maximum term established under the Employee Plans for any

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option, or (iv) permit the granting of an option, to anyone other than as provided in Section 5 herein.

SECTION 9. PRIOR RIGHTS AND OBLIGATIONS. No amendment, suspension or termination of the Employee Plan shall, without the consent of the employee who has received an option, alter or impair any of that employee's rights or obligations under any option granted under the Employee Plan prior to such amendment, suspension or termination.

SECTION 10. PRIVILEGES OF STOCK OWNERSHIP. Notwithstanding the exercise of any options granted pursuant to the terms of this Employee Plan, no employee shall have any of the rights or privileges of a stockholder of the Company with respect to any shares of stock issuable upon the exercise of his or her option until certificates representing the shares have been issued and delivered. No shares shall be required to be issued and delivered upon exercise of any option or unless and until all of the requirements of law and of all regulatory agencies having jurisdiction over the issuance and delivery of the securities have been met. No adjustment shall be made for dividends or any other distributions for which the record date is prior to the date on which such stock certificate is issued.

SECTION 11. RESERVATION OF SHARES OF COMMON STOCK. The Company, during the term of this Employee Plan, will at all times reserve and keep available such number of shares of its common stock as shall be sufficient to satisfy the requirements of the Employee Plan. In addition, the Company will, from time to time as is necessary to accomplish the purposes of this Employee Plan, seek to obtain from any regulatory agency having jurisdiction any requisite authority in order to issue and sell shares of common stock hereunder. The inability of the Company to obtain from any regulatory agency having jurisdiction, the authority deemed by the Company's counsel to be necessary, to permit the lawful issuance and sale of any shares of its stock hereunder shall relieve the Company of any liability in respect of the non-issuance or sale of the stock as to which the requisite authority shall not have been obtained.

SECTION 12. TAX WITHHOLDING. The exercise of any option is subject to the condition that if at any time the Company shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any state or federal law is necessary or desirable as a condition of, or in any connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in such event, the exercise of the option shall not be effective unless such withholding tax or other withholding liabilities shall have been satisfied in a manner acceptable to the Company.

SECTION 13. EMPLOYMENT. Nothing in the Employee Plan or in any option, stock appreciation right or performance share award shall confer upon any eligible employee any right to continued employment by the Company or by any subsidiary corporation or limit in any way the right of the Company or its subsidiary corporations at any time to terminate or alter the terms of that employment.

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SECTION 14. OPTION TERMS AND CONDITIONS. The terms and conditions of options granted under the Employee Plan may differ from one another as the Plan Administrators shall, in their discretion, determine, as long as all options granted under the Employee Plan satisfy the requirements therein.

SECTION 15. DURATION OF OPTIONS. Each option and all rights thereunder granted pursuant to the terms of the Employee Plan shall expire on the date determined by the Plan Administrators, but in no event shall any option granted under the Employee Plan expire later than ten years from the date on which the option is granted, except that any employee who owns more than 10% of the combined voting power of all classes of stock of the Company must exercise any options granted thereto within three years from the date of grant. In addition, each option shall be subject to early termination as provided in the Employee Plan.

SECTION 16. PURCHASE PRICE. The purchase price for shares acquired pursuant to the exercise, in whole or in part, of any option shall not be less than the fair market value of the shares at the time of the grant of the option or the book value of the stock as reflected by the records of the Company on the last day of month immediately preceding the grant, whichever is greater; except that for any employee who owns more than 10% of the combined voting power of all classes of stock of the Company, the purchase price shall not be less than 110% of fair market value or the book value of the stock as reflected by the Company on the last day of month immediately preceding the grant, whichever is greater.

SECTION 17. MAXIMUM AMOUNT OF OPTIONS IN ANY CALENDAR YEAR. The aggregate fair market value (determined as of the time the option is granted) of the common stock with respect to which stock options are exercisable for the first time by any employee during any calendar year (under the terms of this Employee Plan and all such plans of the Company) shall not exceed $100,000.

SECTION 18. EXERCISE OF OPTIONS. Each option shall be exercisable in one or more installments during its term, and the right to exercise may be cumulative as determined by the Plan Administrators, provided, however, that no option may be exercisable for the first six months following the date the option is granted. No option may be exercised for a fraction of a share of common stock. The purchase price of any shares purchased shall be paid in full in cash or by certified or cashier's check payable to the order of the Company or by shares of common stock (including shares acquired pursuant to the exercise of an option), if permitted by the Plan Administrators, or by a combination of cash, check or shares of common stock, at the time of exercise of the option, provided that the form(s) of payment allowed the employee shall be established when the option is granted. If any portion of the purchase price is paid in shares of common stock, those shares shall be tendered at their then fair market value as determined by the Plan Administrators in accordance with
Section 16 herein.

SECTION 19. ACCELERATION OF RIGHT OF EXERCISE OF INSTALLMENTS. Notwithstanding the first

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sentence of Section 18 of this Employee Plan with respect to the ability to exercise options in installments, in the event the Company or its stockholders enter into an agreement to dispose of all or substantially all of the assets or stock of the Company by means of a sale, merger or other reorganization, liquidation or otherwise, any option granted pursuant to the terms of the Employee Plan shall become immediately exercisable with respect to the full number of shares subject to that option during the period commencing as of the date of the agreement to dispose of all or substantially all of the assets or stock of the Company and, subject to the provisions hereof, ending when the disposition of assets or stock contemplated by that agreement is consummated or the option is otherwise terminated in accordance with its provisions or the provisions of this Employee Plan, whichever occurs first; provided, however, that no option shall be immediately exercisable under this Section 19 on account of any agreement to dispose of all or substantially all of the assets or stock of the Company by means of a sale, merger or other reorganization, liquidation or otherwise where the stockholders of the Company immediately before the consummation of the transaction will own at least 50% of the total combined voting power of all classes of stock of the surviving entity to vote immediately after the consummation of the transaction whether the Company or some other entity, and provided further, that the exercisability of an option may not be accelerated prior to the sixth month anniversary of the date the option was granted. In the event the transaction contemplated by the agreement referred to in this Section 19 is not consummated, but rather is terminated, canceled or expires, the options granted pursuant to the Employee Plan shall thereafter be treated as if that agreement had never been entered into.

         Notwithstanding the first sentence of Section 18 of this Employee Plan with respect to the ability to exercise options in installments, and subject to the provisions of the first paragraph of this Section 19, in the event of a change in control of the Company or threatened change in control of the Company as determined by a vote of not less than a majority of the Board of Directors of the Company, all options granted prior to such change in control or threatened change of control shall become immediately exercisable, except that any option granted for less than six months shall not become exercisable until the sixth month anniversary of the date the option was granted. The term "control" for purposes of this Section shall refer to the acquisition of 10% or more of the voting securities of the Company by an person or by persons acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended; provided, however, that for purposes of this Employee Plan, except under the circumstances as set forth in the first paragraph of this Section 19, no change in control or threatened change in control shall be deemed to have occurred if prior to the acquisition of or offer to acquire 10% or more of the voting securities of the Company, the full Board of Directors of the Company shall have adopted by not less than two-thirds vote a resolution specifically approving such acquisition or offer. The term "person" for purposes of this Section refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

SECTION 20. WRITTEN NOTICE REQUIRED. Any option granted pursuant to the terms of the

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Employee Plan shall be exercised when written notice of that exercise has been given to the Company at its principal office by the person entitled to exercise the option and full payment for the shares with respect to which the option is exercised has been received by the Company.

SECTION 21. COMPLIANCE WITH SECURITIES LAWS. Shares of common stock shall not be issued with respect to any option granted under the Employee Plan unless the exercise of that option and the issuance and delivery of those shares pursuant to that exercise shall comply with all relevant provisions of state and federal law including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or national quotation system upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Plan Administrators may also require an employee to whom an option has been granted under the Employee Plan ("Optionee") to furnish evidence satisfactory to the Company, including a written and signed representation letter and consent to be bound by any transfer restriction imposed by law, legend, condition or otherwise, that the shares are being purchased only for investment and without any present intention to sell or distribute the shares in violation of any state or federal law, rule or regulation. Further, each Optionee shall consent to the imposition of a legend on the shares of common stock subject to his or option restricting their transferability to the extent required by law or by this Section 21.

SECTION 22. EMPLOYMENT OF OPTIONEE. Each Optionee, if requested by the Plan Administrators when the option is granted, must agree in writing as a condition of receiving his or her option that he or she will remain in the employ of the Company following the date of the granting of that option for a period specified by the Plan Administrators, which period shall in no event exceed three years. Nothing in the Employee Plan or in any option granted hereunder shall confer upon any Optionee any right to continued employment by the Company, or limit in any way the right of the Company at any time to terminate or alter the terms of that employment.

SECTION 23. OPTION RIGHTS UPON TERMINATION OF EMPLOYMENT. If an Optionee ceases to be employed by the Company for any reason other than death, disability or cause, his or her option shall immediately terminate; provided, however, that the Plan Administrators may, in their discretion, allow such option to be exercised (to the extent exercisable on the date of termination or employment) at any time within three months after the date of termination of employment, unless either the option or this Employee Plan otherwise provides for earlier termination. If an Optionee is terminated for cause, any options granted thereto under the provision of this Employee Plan shall terminate as of the effective date of such termination of employment.

SECTION 24. OPTION RIGHTS UPON DISABILITY. If an Optionee becomes disabled within the meaning of Section 22(e)(3) of the Code while employed by the Company, the option may be exercised, to the extent exercisable on the date of termination of employment, at any

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time within one year after the date of termination of employment due to disability, unless either the option or this Employee Plan otherwise provides for earlier termination.

SECTION 25. OPTION RIGHTS UPON DEATH OF OPTIONEE. Except as otherwise limited by the Plan Administrators at the time of the grant of an option, if an Optionee dies while employed by the Company or within three months after ceasing to be an employee thereof, his or her option shall expire one year after the date of death unless by its term it expires sooner. During this one year or shorter period, the option may be exercised, to the extent that it remains unexercised on the date of death, by the person or persons to whom the Optionee's rights under the option shall pass by will or by the laws of descent and distribution, but only to the extent that the Optionee was entitled to exercise the option at the date of death.

SECTION 26. OPTIONS NOT TRANSFERABLE. Options granted pursuant to the terms of this Employee Plan may not be sold, pledged, assigned or transferred in any manner other wise than by will or by the laws of descent and distribution and may be exercised during the lifetime of an Optionee only by the Optionee or his guardian or legal representative.

SECTION 27. CONVERSION OF OPTION GRANTED UNDER EMPLOYEE PLAN. Options granted pursuant to the terms of this Employee Plan may be converted with the written consent of the Optionee to compensatory nonqualified stock options.

         Adopted by the Board of Directors of the Company at a meeting called for that purpose on the ______________ day of September 1994.

                                  TOMOKA BANCORP, INC.

                                  By:__________________________________________
                                        P.T. Fleuchaus, Chairman of the Board

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